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                                                                     Exhibit 5.1


                                November 20, 1996


Fibreboard Corporation
2200 Ross Ave. #3600
Dallas, TX  75201


     Re: Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Fibreboard Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 500,000 shares of the Company's common stock, par value $0.01 (the "Common Stock"), issuable pursuant to the Company's 1995 Stock Incentive Plan (the "Plan"), it is our opinion that the Common Stock, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,


                                        /s/ Pillsbury Madison & Sutro LLP